Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP
3000 Two Logan Square, Eighteenth and Arch Streets
Philadelphia, PA 19103-2799

troutman.com

August 12, 2020

Trevena, Inc.

955 Chesterbrook Blvd

Suite 110

Chesterbrook, PA 19087

Re:	Underwritten Public Offering

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-3 (Registration No. 333-225685), as amended (the “Registration Statement”), filed by Trevena, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) and declared effective on June 29, 2018, for the registration of, among other things, shares of Common Stock, par value $0.001 per share, of the Company (“Common Stock”), which may be issued as set forth in the Registration Statement and the prospectus contained therein (the “Base Prospectus”). We are rendering this supplemental opinion in connection with the prospectus supplement, dated August 12, 2020 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 25,000,000 shares of Common Stock, which includes 3,260,869 shares of Common Stock that may be sold to the underwriters in the offering pursuant to the exercise of an overallotment option (collectively, the “Shares”), which Shares are covered by the Registration Statement. We understand that the Shares are to be offered and sold in the manner set forth in the Prospectus.

We have acted as your counsel in connection with the issue and sale by the Company of the Shares. We are familiar with the proceedings taken by the Board of Directors of the Company (the “Board of Directors”) and the Pricing Committee duly appointed by the Board of Directors of the Company (the “Pricing Committee”) in connection with the authorization, issuance and sale of the Shares. We have examined all such documents as we considered necessary to enable us to render this opinion, including but not limited to the Registration Statement, the prospectus included in the Registration Statement, the Prospectus, the Underwriting Agreement, dated August 12, 2020, by and among the Company and Guggenheim Securities, LLC, as representative of the several underwriters named in Schedule I thereto, the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Company’s Amended and Restated By-Laws, certain resolutions of the Board of Directors and the Pricing Committee, corporate records and instruments, and such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, that any certificates representing the Shares will be duly executed and delivered and that the Shares will be issued against payment of valid consideration under applicable law. As to any facts material to the opinions expressed herein, which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Trevena, Inc.
August 12, 2020

We express no opinion herein as to the law of any state or jurisdiction other than the laws of the State of Delaware, including statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws of the State of Delaware, and the federal laws of the United States of America.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and delivered by the Company against payment therefor as set forth in the Prospectus, will be validly issued, fully paid and non-assessable.

We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference of our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Troutman Pepper Hamilton Sanders LLP

TROUTMAN PEPPER HAMILTON SANDERS LLP